Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No.1 to Registration Statement (Form S-1 No. 333-194390) and related Prospectus of Quotient Limited for the registration of its 4,000,000 ordinary shares and to the incorporation by reference therein of our report dated June 26, 2014, with respect to the consolidated financial statements of Quotient Limited, included in its Annual Report (Form 10-K) for the year ended March 31, 2014 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Belfast, United Kingdom

June 30, 2014